EXHIBIT 10.25.1
Schedule identifying substantially identical agreements, between Visteon Corporation (“Visteon”) and each of the persons named below, to the form of Executive Retiree Health Care Agreement constituting Exhibit 10.25 to the Annual Report on Form 10-K of Visteon for the fiscal year ended December 31, 2007.

Name

Michael F. Johnston

Donald J. Stebbins

Dorothy P. Stephenson